As filed with the Securities and Exchange Commission on August 28, 2007

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CORE-MARK HOLDING COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1489747
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415

South San Francisco, California 94080

(650) 589-9445

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

2007 LONG-TERM INCENTIVE PLAN

(Full Title of Plans)

J. Michael Walsh

Chief Executive Officer

Core-Mark Holding Company, Inc.

395 Oyster Point Boulevard, Suite 415

South San Francisco, California 94080

(650) 589-9445

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Richard S. Millard Esq.

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

(650) 802-3000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,202,350 shares	$33.97(2)	$40,843,830(2)	$1,254

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which become issuable under the plans by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(2)	The proposed offering price per share is estimated in accordance with Rule 457(h) and (c) based on the average of the high and low prices of the Company’s Common Stock traded on the NASDAQ Global Market on August 24, 2007. The offering price is estimated solely for the purpose of calculating the registration fee.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information required by Part I of Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1993, as amended, (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

We will provide participants without charge, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus). We will also provide, without charge, upon written or oral request, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 2007 Long Term Incentive Plan (the “Plan”) and the Plan’s administrators. If you would like any of those documents or information, please contact:

Core-Mark Holding Company, Inc.

Investor Relations

395 Oyster Point Boulevard, Suite 415

South San Francisco, California 94080

(650) 589-9445

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Core-Mark Holding Company, Inc. (the “Registrant”) are incorporated herein by reference:

(i)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 16, 2007.

(ii)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed on May 10, 2007.

(iii)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, filed on August 8, 2007.

(iv)	Current Report on Form 8-K filed on May 9, 2007.

(v)	Current Report on Form 8-K filed on May 15, 2007.

(vi)	Current Report on Form 8-K filed on May 17, 2007.

(vii)	Current Report on Form 8-K filed on July 6, 2007.

(viii)	Current Report on Form 8-K filed on August 8, 2007.

(ix)	The descriptions of the Registrant’s Common Stock which is contained in the Form 10 originally filed on September 6, 2005, including any amendment or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

We have adopted provisions in our certificate of incorporation that limit the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities: for any breach of their duty of loyalty to us or our stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; for unlawful payment of dividend or unlawful stock repurchase or redemption as provided under Section 174 of the Delaware General Corporation Law; or for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. Our bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of his actions as our officer, director, employee or agent. We have entered into separate indemnification agreements with our directors and executive officers that could require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1(1)	Certificate of Incorporation of Core-Mark Holding Company, Inc.
4.2(1)	Amended and Restated Bylaws of Core-Mark Holding Company, Inc.
4.3(2)	2007 Long-Term Incentive Plan.
5.1	Opinion of Weil, Gotshal & Manges (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of Burr, Pilger & Mayer LLP (filed herewith).
23.4	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement and incorporated herein by reference).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10, filed on September 6, 2005, as amended.
(2)	Incorporated by reference to Annex A of the Registrant’s Proxy Statement on Form DEF14A, filed on April 23, 2007, as amended.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on August 28, 2007.

CORE-MARK HOLDING COMPANY, INC.

By:	/S/ J. MICHAEL WALSH
Name:	J. Michael Walsh
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of J. Michael Walsh and Stacy Loretz-Congdon, or any of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ J. MICHAEL WALSH J. Michael Walsh	President, Chief Executive Officer and Director (Principal Executive Officer)	August 28, 2007

/S/ STACY LORETZ-CONGDON Stacy Loretz-Congdon	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 28, 2007

/S/ CHRISTOPHER MILLER Christopher Miller	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 28, 2007

/S/ ROBERT A. ALLEN Robert A. Allen	Director	August 28, 2007

/S/ STUART W. BOOTH Stuart W. Booth	Director	August 28, 2007

/S/ GARY F. COLTER Gary F. Colter	Director	August 28, 2007

/S/ L. WILLIAM KRAUSE L. William Krause	Director	August 28, 2007

/S/ HARVEY L. TEPNER Harvey L. Tepner	Director	August 28, 2007

/S/ RANDOLPH I. THORNTON Randolph I. Thornton	Director; Chairman of the Board	August 28, 2007

EXHIBIT INDEX

4.1(1)	Certificate of Incorporation of Core-Mark Holding Company, Inc.
4.2(1)	Amended and Restated Bylaws of Core-Mark Holding Company, Inc.
4.3(2)	2007 Long-Term Incentive Plan.
5.1	Opinion of Weil, Gotshal & Manges (filed herewith).
23.1	Consent of Deloitte & Touche LLP (filed herewith).
23.2	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.3	Consent of Burr, Pilger & Mayer LLP (filed herewith).
23.4	Consent of Weil, Gotshal & Manges LLP (included in its opinion which appears as Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney (included on the signature page to this Registration Statement and incorporated herein by reference).

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form 10, filed on September 6, 2005, as amended.
(2)	Incorporated by reference to Annex A of the Registrant’s Proxy Statement on Form DEF14A, filed on April 23, 2007, as amended.